EXHIBIT 23



                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-42992, 33-49160, 33-86728, 33-86732, 333-14211, 333-37263 and 333-88885 of
Techne Corporation on Form S-8, of our report dated August 15, 2000 (September 19, 2000, as to the sixth paragraph of Note F), included in this Annual Report on Form 10-K of Techne Corporation for the year ended June 30, 2000.



DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
September 22, 2000